GUARANTY


         GUARANTY dated as of the 1st day of January, 1996 by ROBERT J. SKANDALARIS ("Guarantor") for the benefit of THE RICHARD J. REASON IRREVOCABLE TRUST FOR THE BENEFIT OF VICTORIA ALDRICH AND PETER REASON DATED OCTOBER 12, 1992 ("Promisee").

                                R E C I T A L S:

         A. Noble International, Ltd. (the "Company"), Promisee, Richard J. Reason, individually and as Trustee of his Revocable
Living Trust dated April 9, 1979, Monroe Engineering Products, Inc. ("Monroe"), and Guarantor have entered into that certain Stock
Purchase Agreement dated as of January 1, 1996 (the "Agreement").

         B. In order to induce Promisee to consummate the transactions contemplated by the Agreement, Guarantor has agreed to guaranty the full and prompt payment of the April 30, 1997 payment in the amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the "1997 Payment"), under a certain promissory note issued to Promisee by the Company pursuant to the Agreement in the principal amount of Two Million Two Hundred Thirty-One Thousand and 00/100 Dollars ($2,231,000.00) (the "Note").

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Guarantor hereby agrees as follows:

         1. Guaranty of Payment. Guarantor hereby unconditionally and irrevocably guaranties to Promisee the full and prompt payment when due, whether by acceleration or otherwise, of the 1997 Payment, as such term is defined under the Note, and any default interest accruing thereon, if any, under the Note. Guarantor agrees that this Guaranty is a present and continuing guaranty of payment and not of collectibility, and, except as provided below, that Promisee shall not be required to prosecute collection, enforcement or other remedies against the Company before calling on Guarantor for payment. Guarantor agrees that if, for any reason, the Company shall fail or be unable to pay, punctually and fully, the 1997 Payment, Guarantor shall pay such obligations to Promisee in full five (5) days after receiving written demand therefor from Promisee. Guarantor agrees that one or more successive actions may be brought against him, as often as Promisee deems advisable, until all of the 1997 Payment is paid in full.

         2. Continuing Guaranty. Guarantor agrees that the obligations of Guarantor pursuant to Paragraph 1 above shall be a primary obligation of Guarantor, shall not be subject to any counterclaim, set-off, abatement, deferment or defense based upon any claim that Guarantor may have against Promisee, the Company, Monroe or any other person or entity, and shall remain in full force and effect without regard to, and shall not be released, discharged or affected in any way by any circumstance or condition


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(whether or not Guarantor shall have any knowledge thereof), including without limitation:

                  (a) any lack of validity of enforceability of the Note or the Agreement;

                  (b) any termination, amendment, modification or other change in the Note or the Agreement;

                  (c) any failure, omission or delay on the part of Company, Guarantor or Promisee to conform or comply with any term of the Note or the Agreement or any failure of Promisee to give notice of any default thereunder;

                  (d) any waiver, compromise, release, settlement or extension of time of payment or performance or observance of any of the obligations or agreements contained in the Note or the Agreement;

                  (e) any action or inaction by Promisee under or in respect of the Note or the Agreement, any failure, lack of diligence, omission or delay on the part of Promisee to enforce, assert or exercise any right, power or remedy conferred on it in the Note or the Agreement, or any other action or inaction on the part of Promisee;

                  (f) any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, liquidation, marshalling of assets and liabilities or similar events or proceedings with respect to the Company, or any of its property or creditors, or any action taken by any trustee or receiver or by any court in such proceeding;

                  (g) any merger or consolidation of the Company, or any sale, lease or transfer of any of the assets of the Company;

                  (h) any change in the ownership of the capital stock of the Company or any change in the relationship between the Company and Guarantor, or any termination of any such relationship;

                  (i) to the extent permitted by law, any release or discharge by operation of law of the Company from any obligation or agreement contained in the Note or the Agreement; or

                  (j) to the extent permitted by law, any other occurrence, circumstance, happening or event, whether similar or dissimilar to the foregoing and whether foreseen or unforeseen, which otherwise might constitute a legal or equitable defense or discharge of the liabilities of a

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


guarantor or surety or which otherwise might limit recourse against the Company or Guarantor.

         3. Waivers. Guarantor unconditionally waives, to the extent permitted by law, (i) notice of any of the matters referred to in Paragraph 2 above, (ii) all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Guarantor, including, without limitation, any demand, presentment and protest, proof of notice of non-payment under the Note or the Agreement and notice of any default or any failure on the part of Guarantor or the Company to perform or comply with any covenant, agreement, term or condition of the Note or the Agreement, (iii) any right to the enforcement, assertion or exercise against Guarantor or the Company of any right or remedy conferred under the Note or the Agreement, (iv) any requirement of diligence, and (v) any requirement to exhaust any remedies or to mitigate the damages resulting from any default under the Note or the Agreement (subject to the limitations set forth in Paragraph 1 above).

         4. Subordination. Guarantor agrees that any and all present and future debts and obligations of the Company to Guarantor are hereby subordinated to the claims of Promisee and are hereby assigned by Guarantor to Promisee as security for the payment of the 1997 Payment under the Note.

         5. Subrogation. Guarantor agrees that notwithstanding any payment or performance by Guarantor pursuant to this Guaranty, for so long as the 1997 Payment remains unpaid, the Guarantor shall not be entitled to enforce any right to be subrogated to any rights of Promisee and Guarantor waives and releases all rights and claims to indemnification, reimbursement and contribution Guarantor now has or at any time hereafter may have against the Company until the Note is performed and paid in full.

         6. Reinstatement. The obligations of Guarantor pursuant to this Guaranty shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of the 1997 Payment is rescinded or otherwise must be restored or returned as a result of Company's insolvency, bankruptcy, dissolution, or liquidation or reorganization of the Guarantor or the Company or for any other reason, all as though such payment had not been made.

         7. Successors and Assigns. This Guaranty shall inure to the benefit of Promisee, and its successors and assigns. This Guaranty shall be binding on Guarantor, his heirs, successors and assigns, and shall continue in full force and effect until the Note is paid and performed in full.

         8. No Waiver of Rights. Neither any delay in exercising, nor any failure on the part of Promisee to exercise any right, power or privilege under this Guaranty or the Note or Agreement

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shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other power or right, or be deemed to establish a custom or course of dealing or performance between the parties hereto. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. No notice to or demand on Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstance.

         9. Modification. The terms of this Guaranty may be waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment, modification, waiver or other change of any of the terms of this Guaranty shall be effective without the prior written consent of Promisee.

         10. Costs and Expenses. Guarantor agrees to pay on demand all costs and expenses incurred by or on behalf of Promisee (including, without limitation, reasonable attorneys' fees and expenses) in enforcing the obligations of Guarantor under this Guaranty.

         11. Notices. All notices required hereunder shall be proper if made in compliance with Section 12.2 of the Agreement.

         12. Applicable Law. This Guaranty shall be governed as to validity, interpretation, effect and in all other respects by laws and decisions of the State of Michigan.

         IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

WITNESSES:                                  GUARANTOR:

/s/ Lynette Batcheler                       /s/ Robert J. Skandalaris
------------------------                    -------------------------------
                                            Robert J. Skandalaris



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